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                                                                Exhibit 3.1(a)

                     CERTIFICATE OF INCORPORATION
                                  OF
                        LEWIS GALOOB TOYS, INC.

     FIRST: The name of the corporation in Lewis Galoob Toys, Inc. (the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 229 South State Street, in the City of Dover, County of Kent. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware (the "GCL").

     FOURTH: (a) The total number of shares of stock which the Corporation shall have authority to issue is fifty-one million (51,000,000) consisting of fifty million (50,000,000) shares of common stock, par value $.01 per share (the "Common Stock"), and one million (1,000,000) shares of preferred stock, par value $1.00 per share (the "Preferred Stock").

     (b) The Preferred stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such


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series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     FIFTH: (a) The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, the number of which, subject to any right of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, shall be fixed from time to time by the Board of Directors pursuant to the By-Laws of the Corporation.

     (b) The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1988 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1989 Annual Meeting of Stockholders and the term of office of the third class to expire at the 1990 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election.

     (c) Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the By-Laws of the Corporation.
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     (d)  Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     (e) Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     (f) Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of this Corporation (and notwithstanding that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of this Corporation), the affirmative vote of the holders of eighty percent (80%) or more of the voting power of all shares of this Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provisions inconsistent with or repeal this Article FIFTH.

     SIXTH: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the By-Laws of the
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Corporation, and may not be taken by a written consent of the stockholders pursuant to the GCL. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all shares of this Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article SIXTH.


     SEVENTH: Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors, by a committee of the Board of Directors or the President. Special meetings of the stockholders of the Corporation may not be called by any other person or persons. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all shares of this Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article SEVENTH.

     EIGHTH: (a) The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of "Voting Stock" (as hereinafter defined) shall be required for the approval or authorization of any "Business Combination" of the Corporation with any Related Person; provided, however, that the eighty percent (80%) voting requirement shall not be applicable if the Directors of the Corporation by at least a two-thirds vote of all directors in office (i) have expressly approved in advance the acquisition of the outstanding shares of Voting Stock that
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caused such Related Person to become a Related Person, or (ii) have expressly approved the "Business Combination" either in advance of or subsequent to such Related Person's having become a Related Person, or
(iii) such Related Person has been a Related person for at least three years prior to the date of the "Business Combination."

    (b)  For purposes of this Article EIGHTH:

          (i) The term "Business Combination" shall mean (a) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of all or a Substantial Part (as hereinafter defined) of the assets either of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary of the Corporation to a Related Person, (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation, (d) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or any other security device, of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation,
(e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person, (f) any recapitalization that would have the effect of increasing the voting power of a Related Person, and
(g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

          (ii) The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity, which, together with its "Affiliates" and "Associates" (as defined in Rule

12b-2 promulgated under the Securities

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Exchange Act of 1934, referred to herein as the "Exchange Act", as in effect at the date of the adoption of this Article by the stockholders of the Corporation), "Beneficially Owns" (as defined in Rule 13d-3 of the Exchange Act) in the aggregate twenty-five percent (25%) or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

          (iii) The term "Substantial Part" shall mean more than twenty percent (20%) of the fair market value as determined by two-thirds of the Directors in office of the total consolidated assets of the Corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.

          (iv) Without limitation, any share of Voting Stock of the Corporation that any Related Person has the right to acquire at any time (notwithstanding that Rule 13d-3 deems such shares to be beneficially owned only if such right may be exercised within 60 days) pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise, shall be deemed to be Beneficially Owned by the Related Person and to be outstanding for puposes of clause (ii) above.

          (v) The term "Voting Stock" shall mean all of the outstanding shares of Common Stock and the outstanding shares of Preferred Stock entitled to vote on each matter on which the holders of record of Common Stock and Preferred Stock shall be entitled to vote, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.
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          (vi)  A Related person shall be deemed to have acquired a
share of the Voting Stock of the Corporation at the time when such Related Person became the Beneficial Owner thereof.

     (c) The provisions set forth in this Article EIGHTH may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Voting Stock (as defined in this Article EIGHTH) of the Corporation at a meeting of the stockholders duly called for the consideration of such amendment, alteration, change or repeal.

     NINTH: (a) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     (b) (i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), because he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), whether the basis of the proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held

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harmless by the Corporation to the fullest extent authorized by the GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than that law permitted the Corporation to provide before such amendment), against all expense, liability and loss (including attorneys' fees, judgments, penalties, fines, ERISA excise taxes and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in subparagraph (ii) of this paragraph
(b), the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article NINTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the GCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service with respect to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled bo be indemnified under this Article NINTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of
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the Corporation with the same scope and effect as the indemnification of directors and officers.

            (ii) If a claim under subparagraph (i) of this paragraph (b) is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to also be paid the expense of prosecuting such claim.
It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.
Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            (iii) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article NINTH shall not be exclusive of any right which any person may have or hereafter

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acquire under any statute, provision of this Certificate of
Incorporation, By-Law, agreement, vote of stockholders or disinterested directors, or otherwise.

            (iv) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the CGL.

     TENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the By-Laws of the Corporation. In addition, the By-Laws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of eighty percent (80%) of the outstanding stock of the Corporation entitled to vote thereon. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all shares of this Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article TENTH.

     ELEVENTH: The incorporator is Douglas H. Daniels, whose business address is, c/o Shereff, Friedman, Hoffman & Goodman, 919 Third Avenue, New York, New York 10022.

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     I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 22nd day of June, 1987.


                                       /s/ Douglas H. Daniels
                                       ---------------------------
                                       Douglas H. Daniels
                                       Incorporator